UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2013

GLOBAL EARTH ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

0-31343 (Commission File Number)	36-4567500 (IRS Employer Identification No.)
1213 Culberth Drive, Wilmington, North Carolina (principal executive offices)	28405 (Zip Code)

(910) 270-7749
(Registrant’s telephone number, including area code)

_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01-Other Events.

At present, Global Earth Energy, Inc. does not own any oil and gas properties, nor do we have any production from oil and gas properties and do not have any oil and gas reserves.  However, with a view toward implementing our new business strategy to enter into the oil and gas business, on June 14, 2012, as amended on December 20, 2013, Global Earth Energy, Inc. executed a Joint Venture Agreement with Western Energy Group, L.L.C. to develop the Smith-Needham prospect located in Gonzales County, Texas.  We will not be able to implement our new business strategy or to take advantage of the opportunity afforded by Western Energy Group, unless and until we obtain adequate financing.

The Smith and Needham leases are located in the Austin-Chalk trend of Gonzales County, Texas.  The area is in one of the most active oil shale trends of the decade known as the Eagle Ford Shale.  In order to acquire the properties through the Western Energy Group Joint Venture Agreement, we have agreed to pay the sum of $5,625,000, on or before January 25, 2013, for which we will acquire a seventy-five percent Working Interest (75% WI) in the Smith-Needham prospect leasehold.  The payments were to be as follows:

•

The sum of $150,000 on or before January 4, 2013, representing the leasehold acquisition plus our proportionate share of the turn-key drilling and workover costs as identified in the Eagle Ford-Austin Chalk Horizontal Drilling Program;

•

The sum of $1,000,000 on or before January 11, 2013;

•

The sum of $2,000,000 on or before January 18, 2013; and

•

The sum of $2,475,000 on or before January 25, 2013.

However, our funding to pay for above-described obligations has been delayed due to the delay of the funding of our Securities Purchase Agreement with Solar Panel Utility Holdings Limited, as described in our Current Report on Form 8-K/A, Amendment No. 1, which we filed on January 4, 2013.  As soon as we complete the funding of the Securities Purchase Agreement, we will be able to make the payments as required by the Western Energy Group Joint Venture Agreement.  At the time of funding, we will file a Current Report on Form 8-K.

Item 9.01-Financial Statements and Exhibits.

(a)

Financial Statements of Business Acquired.  Not applicable.

(b)

Pro forma financial information.  Not applicable.

(c)

Shell company transaction.  Not applicable.

(d)

Exhibits.  Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2013.	GLOBAL EARTH ENERGY, INC.

By /s/ Sydney A. Harland
Sydney A. Harland, Chief Executive Officer

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